Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-52176, 333-110104, 333-156380, and 333-171491 and 333-193232 on Form S-8 and in Registration Statement No. 333-195379 on Form S-3, of our report dated January 11, 2017, relating to the financial statements of Auction 123 Inc. included in this Amendment No 1 to the Current Report on Form 8-K, originally dated November 1, 2016.

/s/ Wipfli, LLP

Minneapolis, MN

January 11, 2017